Exhibit 10.2(H)

[Yahoo! Inc. Letterhead]

                    , 2010

Re:	Letter Amendment to Performance Restricted Stock Unit Award Agreement (OCF Version)

Dear             :

Reference is made to the Performance Restricted Stock Unit Award Agreement (OCF Version) between you and Yahoo! Inc. (the “Company”) dated                     , 2009 (the “Award Agreement”). Capitalized terms used in this letter agreement and the attached exhibit and not otherwise defined herein or therein will have the meanings ascribed to such terms in the Award Agreement.

The purpose of this letter agreement is to amend the Award Agreement to provide that, for each of the 2010 and 2011 Performance Years, the number of the Restricted Stock Units (if any) that will be credited to you with respect to such Performance Year will not be determined under Exhibit A attached to the Award Agreement but will instead be determined in accordance with Exhibit 1 attached to this letter agreement.

This letter agreement does not modify any other terms of the Award Agreement except as expressly set forth above (including, without limitation, the crediting of any Restricted Stock Units to you with respect to the 2009 Performance Year and the vesting and payment provisions applicable to any such units).

If this letter accurately sets forth our agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me.

Sincerely,

Yahoo! Inc.
[NAME]
[TITLE]

Acknowledged and Agreed:

By:
[NAME]